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                                                                    Exhibit 99.1

     [Logo of Vencor, Inc. appears here]


     CONTACT: Susan E. Moss
     Vice President of Corporate Communications
     (502) 596-7296


          VENCOR OBTAINS EXTENSION TO FILE ITS PLAN OF REORGANIZATION

          Louisville, KY (September 7, 2000) ---Vencor, Inc. (the "Company") today announced that the United States Bankruptcy Court for the District of Delaware (the "Court") has approved the Company's motion to extend the Company's exclusive right to file its plan of reorganization through September 29, 2000.

          In support of its motion, the Company informed the Court that it has continued to make progress in the reorganization. The Company noted that negotiations to finalize a consensual plan of reorganization have continued with Ventas, Inc. (NYSE: VTR), the senior bank lenders, holders of the Company's $300 million 9 7/8% Guaranteed Senior Subordinated Notes due 2005 and the advisors to the official committee of unsecured creditors. The Company also reported to the Court that it has continued its conversations with the Department of Justice ("DOJ") regarding the negotiation of the plan of reorganization. The Company informed the Court that it is optimistic that it soon will be in a position to file a consensual plan of reorganization.

          The Company and the lenders under the debtor-in-possession financing (the "DIP Financing") have agreed to extend the period of time for the Company to file its plan of reorganization through September 29, 2000.

          Vencor and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 with the Court on September 13, 1999.

          Vencor, Inc. is a national provider of long-term healthcare services primarily operating nursing centers and hospitals.

          Certain statements set forth above, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to
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differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete the Company's plan of reorganization; the ability of the Company to operate pursuant to the terms of the DIP Financing; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system, implementation of its Corporate Integrity Agreement and other regulatory actions; adverse developments with respect to the Company's settlement discussions with the DOJ concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.